Exhibit 3.2

Wyoming
Secretary of State

**Wyoming Secretary of State**
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
**WY Secretary of State**
**FILED: Jul 21 2025 9:35PM**
**Original ID: 2025-001726701**

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# Profit Corporation
# Articles of Incorporation

**I. The name of the profit corporation is:**
Luduson G Inc.

**II. The name and physical address of the registered agent of the profit corporation is:**
Wyoming Registered Agent Services LLC
30 N Gould St Ste 100
Sheridan, WY 82801

**III. The mailing address of the profit corporation is:**
1968 South Coast Highway, #2854
Laguna Beach, CA 92651

**IV. The principal office address of the profit corporation is:**
1968 South Coast Highway, #2854
Laguna Beach, CA 92651

**V. The number, par value, and class of shares the profit corporation will have the authority to issue are:**

| | | | |
|---|---|---|---|
| Number of Common Shares: | 1,000,000,000 | Common Par Value: | $0.0001 |
| Number of Preferred Shares: | 20,000,000 | Preferred Par Value: | $0.0001 |

**VI. The name and address of each incorporator is as follows:**
Chun Fong SIM
35/F, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong, 999077

**Signature:** *Chun SIM* Date: **07/21/2025**

Print Name: **Chun SIM**

Title: **CEO**

Email: **2309483599@qq.com**

Daytime Phone #: **(917) 985-7989**

Page 1 of 4

Wyoming
Secretary of State

**Wyoming Secretary of State**
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Chun Fong SIM

☑ I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

**Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.**

**W.S. 6-5-308. Penalty for filing false document.**

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

**Filer is:** ☑ An Individual ☐ An Organization

**Filer Information:**

**By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.**

| | | | |
|---|---|---|---|
| Signature: | *Chun SIM* | Date: | **07/21/2025** |
| Print Name: | **Chun SIM** | | |
| Title: | **CEO** | | |
| Email: | **2309483599@qq.com** | | |
| Daytime Phone #: | **(917) 985-7989** | | |

Page 2 of 4

Wyoming
Secretary of State

**Wyoming Secretary of State**
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

# Consent to Appointment by Registered Agent

**Wyoming Registered Agent Services LLC**, whose registered office is located at **30 N Gould St Ste 100, Sheridan, WY 82801**, voluntarily consented to serve as the registered agent for **Luduson G Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

**Signature:** *Chun SIM* Date: **07/21/2025**

Print Name: **Chun SIM**

Title: **CEO**

Email: **2309483599@qq.com**

Daytime Phone #: **(917) 985-7989**

Page 3 of 4

STATE OF WYOMING Office of the Secretary of State Page 4 of 4 I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION Luduson G Inc. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 21st day of July, 2025 at 9:35 PM. Remainder intentionally left blank. Filed Date: 07/21/2025 Secretary of State Filed Online By: Chun SIM on 07/21/2025